Exhibit 10.10

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE KEROS THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO KEROS THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

THE GENERAL HOSPITAL CORPORATION

EXCLUSIVE PATENT LICENSE AGREEMENT

MGH Agreement No: [***]

MGH Case Nos: [***]

This License Agreement (“Agreement”) is made as of the 5th day of April, 2016 (“Effective Date”), by and between Keros Therapeutics, Inc., a Delaware corporation, having a principal place of business at 3 Lincoln Terrace, Lexington, MA 02421 (“Company”) and The General Hospital Corporation, d/b/a Massachusetts General Hospital, a not-for-profit Massachusetts corporation, with a principal place of business at 55 Fruit Street, Boston, Massachusetts 02114 (“Hospital”), each referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

Hospital, as a center for patient care, research and education, is the co- owner of certain Patent Rights (defined below) and desires to grant a license of those Patent Rights to Company in order to benefit the public by disseminating the results of its research via the commercial development, manufacture, distribution and use of Products and Processes (defined below).

Hospital has executed Inter Institutional Agreements (“IAAs) with [***], [***], and [***], (collectively “Co-Owners”), granting Hospital sole agency to license the Patent Rights.

Company has the capability to commercially develop, manufacture, distribute and use Products and Processes for public use and benefit and desires to license such Patent Rights.

For good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings, unless the context requires otherwise.

1.1 “Affiliate” with respect to either Party shall mean any corporation or other legal entity other than that Party in whatever country organized, controlling, controlled by or under common control with that Party. The term “control” shall mean (i) in the case of Company, direct or indirect ownership of fifty percent (50%) or more of the voting securities having the right to elect directors, and (ii) in the case of Hospital or Company, the power, direct or indirect, to elect or appoint fifty percent (50%) or more of the directors or trustees, or to cause direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

1.2 “Change of Control” shall mean either: (a) a sale of all or substantially all of the assets of Company, in one or a series of integrated transactions not in the ordinary course of business to a Third Party; or (b) the acquisition of Company by a Third Party by means of any transaction or series of related transactions (including, any stock acquisition, merger, consolidation or other business combination); in either case, in which transaction or series of transactions the holders of outstanding voting securities of Company immediately prior to such transaction do not beneficially own, directly or indirectly, at least fifty percent (50%) of the combined outstanding voting power of the acquiring entity (or of Company if it is the surviving entity in such transaction described in subsection (b)), or its direct or indirect parent entity, immediately after such transaction or series of related transactions.

1.3 “Claim” shall mean any pending (but only if pending for less than [***]) or issued claim of any Patent Right that has not been abandoned, lapsed, permanently revoked, nor expired, held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction that is unappealable or unappealed in the time allowed for appeal.

1.4 “Commercially Reasonable Efforts” means the efforts and resources reasonably used by [***] with respect to the research, development, manufacture, commercialization, use or other exploitation, as applicable, of its own products at a similar stage in development, taking into account all “Relevant Factors” in effect at the time such efforts are to be expended. As used herein, “Relevant Factors” shall mean all relevant factors that may affect the development, regulatory approval or commercialization of the Product, including (as applicable): actual and potential issues of safety, efficacy or stability; product profile (including product modality, category and mechanism of action); stage of development or life cycle status; actual and projected development, regulatory approval, manufacturing, and commercialization costs; any issues regarding the ability to manufacture or have manufactured the Product; the likelihood of obtaining regulatory approvals (including satisfactory price approvals); the timing of such approvals; the current guidance and requirements for regulatory approval for the Product and similar products and the current and projected regulatory status; labeling or anticipated labeling; the then-current competitive environment and the likely competitive environment at the time of projected entry into the market; past performance of the Product or similar products; present and future risk-adjusted market potential; existing or projected risk-adjusted pricing, sales, reimbursement and profitability; pricing or reimbursement changes in relevant countries; proprietary position, strength and duration of patent protection and anticipated exclusivity; and other relevant scientific, technical, operational and commercial factors.

1.5 “Control” means the Hospital’s ability to grant to Company rights to Patent Rights, without (a) violating the terms of any agreement or other arrangement with any third party, and (b) violating any law or regulation.

16 “Derived Process” shall mean any process, method or service derived from or comprising compounds and processes covered under Patent Rights, the use or performance of which, in whole or in part, and absent the rights granted under the License would infringe, and/or is covered by and/or dominated by, one or more (1) Valid Claims of the Patent Rights granted in the License and/or (2) [***]; provided, however that any subject matter pertaining to any process method for deriving a compound which is not within the same chemical series as the compounds claimed or covered by the Patent Rights exclusively licensed to Company herein shall not be included under the scope of this definition.

1.6 “Derived Product” shall mean any diagnostic or therapeutic article, device or composition, the manufacture, use, or sale of which, in whole or in part, is derived from or comprises compounds covered under Patent Rights, and absent the rights granted under the License would infringe, and/or is covered by and/or dominated by, one or more (1) Valid Claims of the Patent Rights granted in the License and/or (2) [***]; provided, however that any subject matter pertaining to any compound which is not in the same chemical series as the compounds claimed or covered by the Patent Rights exclusively licensed to Company herein shall not be included under the scope of this definition [***].

1.7 “Distributor” shall mean any third party entity to whom Company, a Company Affiliate or a Sublicensee has granted, express or implied, the right to distribute any Product or Process pursuant to Section 2.1(b)(ii).

1.8 “First Commercial Sale” shall mean the initial Sale anywhere in the applicable License Territory of a Product or Process.

1.9 “Follow-On Patent Right” means any patent right that is Controlled by Hospital, individually or collectively with another institution, other than the licensed Patent Rights, to the extent such Follow-On Patent Rights directly relate to [***] products that [***], and (2) is conceived and reduced to practice by personnel directly under the supervision of [***] (or any designated successor laboratory as may be mutually agreed in writing between the Parties in the event of the departure of [***] from his current role with Hospital) during the period commencing on the Effective Date hereof and ending on the [***] anniversary thereof, unless extended by the mutual written agreement of the Parties.

1.10 “License Field” shall mean all use(s) of Products and Processes for the treatment, diagnosis (the development, manufacture, use, and/or sale of a kit for use in in-vitro diagnostic (IVD) testing), palliation or prevention of diseases and disorders in humans and animals, including, without limitation, [***]. The first sub-field expected to be developed is the sub-field of [***]. Additional sub-fields for the prevention or treatment of diseases and disorders in humans may include [***].

For clarity, the license grant in the diagnostic field of use shall be non-exclusive for any implementation of Laboratory Developed Test, performed in a medical and/or clinical laboratory that is operating in compliance with the Clinical Laboratory Improvement Amendments of 1988 (“CLIA”), or its foreign equivalent, said test being performed on clinical specimens for the diagnosis, treatment and/or prevention of disease.

1.11 “License Territory” shall mean worldwide.

1.12 “Net Sales” shall be calculated as set forth in this Section 1.12.

(a)	Subject to the conditions set forth below, “Net Sales” shall mean:

(i)

the gross amount billed or invoiced, or if no such bill or invoice is issued the amount received, whichever is greatest, by Company and its Affiliates and Sublicensees for or on account of Sales of Products and Processes;

(ii)	less the following amounts:

(A)	[***]:

1.	[***];

2.	[***];

3.	[***]; and

4.	[***].

(B)	[***].

(b)	[***].

(c)	[***].

(d)	[***].

(e)	[***].

(f)	[***]:

(i)	[***].

(ii)	[***].

(iii)	[***].

1.13 “Patent Rights” shall mean Hospital and Co-Owners’ rights in the U.S. Patent Applications and patents, as described in the Appendix A and/or the equivalent of such application including any division, continuation (including continuation-in-parts, to the extent that the claims are entitled to the priority date of the respective parent applications) and/or any foreign patent application and/or Letters Patent, and/or the equivalent thereof issuing thereon, and/or reissue, reexamination and/or extension thereof.

1.14 Phase I Clinical Trial” means a human clinical trial in any country that is intended to initially evaluate the safety and/or effectiveness of a Licensed Product in subjects or that would otherwise satisfy requirements of 21 CFR 312.21(a), or its foreign equivalent.

1.15 “Phase II Clinical Trial” means a human clinical trial in any country that is intended to initially evaluate the effectiveness of a Licensed Product for a particular indication or indications in patients with the disease or indication under study or that would otherwise satisfy requirements of 21 CFR 312.21(b), or its foreign equivalent.

1.16 “Phase III Clinical Trial” means a pivotal human clinical trial in any country the results of which could be used to establish safety and effectiveness of a Licensed Product as a basis for a NDA (or a BLA, as applicable) or that would otherwise satisfy requirements of 21 CFR 312.21(c), or its foreign equivalent.

1.17 “Process” shall mean any process, method or service the use or performance of which, in whole or in part:

(a)	absent the license granted hereunder would infringe, or is covered by, one or more Claims of Patent Rights; or

(b)	employs, is based upon or is derived from Technological Information.

1.18 “Product” shall mean any article, device or composition, the manufacture, use, or sale of which, in whole or in part:

(a)	absent the license granted hereunder would infringe, or is covered by, one or more Claims of Patent Rights; or

(b)	employs, is based upon or is derived from Technological Information.

1.19 “Reporting Period” shall mean each three month period ending March 31, June 30, September 30 and December 31.

1.20 “Sell” (and “Sale” and “Sold” as the case may be) shall mean to sell or have sold, to lease or have leased, to import or have imported or otherwise to transfer or have transferred a Product or Process for valuable consideration (in the form of cash or otherwise), and further in the case of a Process to use or perform such Process for the benefit of a third party.

1.21 “Non-Royalty Income/Sublicense Income” shall mean consideration in any form received by Company and/or Company’s Affiliate(s) in connection with or otherwise attributable to a grant of an option or sublicense or any other right, license, privilege or immunity (regardless of whether such grantee is a “Sublicensee” as defined in this Agreement) to make, have made, use, have used, Sell or have Sold Products or Processes, but excluding consideration included within Net Sales. Sublicense Income shall include [***].

For clarity, non-royalty income shall exclude: [***].

To the extent that other patent rights, other intellectual property rights or other rights or obligations other than Patent Rights are licensed, sublicensed or granted by Company together with the rights granted under this Agreement, that portion of the consideration received by Company and subject to this clause shall be equitably apportioned by Company between the Patent Rights and those other rights and obligations, and such apportionment shall be reasonable and in accordance with customary standards in the industry. Such apportionment shall be determined by [***].

1.22 “Sublicensee” shall mean any sublicensee of rights granted in accordance with Section 2.1(a)(ii). For purpose of this Agreement, a Distributor of a Product or Process shall not be included in the definition of Sublicensee unless such Distributor (i) is granted any right to make, have made, use or have used Products or Processes in accordance with Section 2.1(a)(ii), or (ii) has agreed to pay to Company or its Affiliate(s) royalties on such Distributor’s sales of Products or Processes, in which case such Distributor shall be a Sublicensee for all purposes of this Agreement.

1.23 “Technological Information” shall mean [***], as further described in Appendix B. Company and Hospital each hereby agree to treat each other’s Technological Information in accordance with the provisions of Appendix E.

2. LICENSE

2.1 Grant of License.

(a)	Subject to the terms of this Agreement [***], Hospital hereby grants to Company in the License Field in the License Territory:

(i)	an exclusive, royalty-bearing license under its rights in Patent Rights to make, have made, use, have used, Sell and have Sold Products and Processes;

(ii)

the right to grant sublicenses under the rights granted in Section 2.1(a)(i) to Sublicensees, provided that in each case Company shall be responsible for the performance of any obligations of Sublicensees relevant to this Agreement as if such performance were carried out by Company itself, including, without limitation, the payment of any royalties or other payments provided for hereunder, regardless of whether the terms of any sublicense provide for such amounts to be paid by the Sublicensee directly to Hospital; and

(iii)	the nonexclusive right and license to use Technological Information disclosed by Hospital to Company hereunder in accordance with this Agreement.

(b)	The license granted in Section 2.1(a) above includes:

(i)

the right to grant to the final purchaser, user or consumer of Products the right to use such purchased Products in a method coming within the scope of Patent Rights within the License Field and License Territory; and

(ii)

the right to grant a Distributor the right to Sell (but not to make, have made, use or have used) such Products and/or Processes for or on behalf of Company, its Affiliates and Sublicensees in a manner consistent with this Agreement.

(c)

The foregoing license grant shall include the grant of such license to any Affiliate of Company, provided that such Affiliate shall assume the same obligations as those of Company and be subject to the same terms and conditions hereunder; and further provided that Company shall be responsible for the performance of all of such obligations and for compliance with all of such terms and conditions by Affiliate. Company shall provide to Hospital a fully signed, non-redacted copy of each agreement with each Affiliate that assumes the aforesaid obligations, including all exhibits, attachments and related documents and any amendments, within [***] of request by Hospital.

2.2 Sublicenses. Each sublicense granted hereunder shall be in writing, consistent with and comply with all terms of this Agreement, shall incorporate terms and conditions sufficient to enable Company to comply with this Agreement, shall prohibit any further sublicense or assignment by a Sublicensee without prior written notice to Hospital and the opportunity for review by Hospital solely to confirm compliance with the terms and conditions applicable to all sublicenses hereunder, and shall provide that Hospital is a third party beneficiary thereof. Company will timely notify Hospital of a contemplated sublicense and Hospital will provide comments and input within [***] of such notice. Company will provide Hospital with a fully signed non-redacted copy of all sublicense agreements and amendments thereto, including all exhibits, attachments and related documents, within [***] of executing the same. Upon termination of this Agreement or any license granted hereunder for any reason, any sublicenses shall be addressed in accordance with Section 10.7. Any sublicense which is not in accordance with the forgoing provisions shall be null and void.

2.3 Retained Rights: Requirements. Any and all licenses granted hereunder are subject to:

(a) the right of Hospital and Hospital’s Affiliates academic, government and not-for-profit institutions, to make and to use Patent Rights solely for their own internal academic and educational research purposes and not for any use with or for the benefit of any for-profit or commercial third party or for any use in the context of any commercially-sponsored research. Any compounds claimed in Patent Rights provided by Hospital to third parties shall be subject to a Materials Transfer Agreement with terms including, but not limited to the following and that will require that the material: (a) shall not be used in humans, (b) shall be subject to an agreed statement of work, (c) be used only for non-commercial purposes, (c), shall be subject to invention reporting requirements, and (d) have a defined term.

(b) 2.3(b) for Patent Rights co-owned or funded by the federal government~~supported by federal funding~~, the rights, conditions and limitations imposed by U.S. law (see 35 U.S.C. § 202 et seq. and regulations pertaining thereto) and by the Hospital-NIH IIA, as applicable, including without limitation:

(i) the NIH’s right to receive Company’s confidential information to ensure compliance with the teens of the Hospital-NIH IIA Agreement;

(ii) the royalty-free nonexclusive license rights as required to be retained by ~~granted to~~ the U.S. government; and;

(i)	the requirement that any Products (in final, finished form) used or sold in the United States shall be manufactured substantially in the United States.

2.4 No Additional Rights. It is understood that nothing in this Agreement shall be construed to grant Company or any of its Affiliates a license, express or implied, under any patent owned solely or jointly by Hospital other than the Patent Rights expressly licensed hereunder. Hospital shall have the right to license any Patent Rights to any other party for any purpose outside of the License Field or the License Territory.

2.5 Disclosure of Technological Information. At Company’s request prior to execution of this Agreement, Hospital (through [***]) shall use reasonable efforts to disclose in confidence within [***] after execution of this Agreement, the Technological Information licensed hereunder. [***].

3. DUE DILIGENCE OBLIGATIONS

3.1 Diligence Requirements. Company shall use, and shall cause its Affiliates and Sublicensees, as applicable, to use, its Commercially Reasonable Efforts to develop and make available to the public Products and Processes throughout the License Territory in the License Field. Such efforts shall be deemed fully satisfied by achieving or substantially achieving the following objectives within the time periods designated below following the Effective Date, subject to any mutually agreed-upon adjustments to the timing requirements stated below in view of all Relevant Factors as described in Section 3.2 below:

(a)	Pre-Sales Requirements.

1.

Within [***] (of the Effective Date) and [***] thereafter, submit a commercial development plan to Hospital (the “Development Plan”) including plans as shown in Appendix F, for making/raising investment and hiring management;

2.	Within [***] of the Effective Date, [***].

3.	Within [***], conduct [***]

4.	Within [***], [***]

5.	Within [***], Company will [***];

6.	Within [***], Company will [***];

7.	Within [***], Company will [***];

8.	Within [***], Company will [***]; and

9.	Within [***], Company will [***].

(b)	Post-Sales Requirements.

(i)

Following the First Commercial Sale in any country in the License Territory, Company shall itself or through its Distributors, Affiliates and/or Sublicensees make continuing Sales in such country without any elapsed time period of [***] or more in which such Sales do not occur.

(ii)

Company shall itself or through an Affiliate, Distributor or Sublicensee make such First Commercial Sale within the following countries and regions in the License Territory within [***] after the Effective Date of this Agreement: [***]

Achievement of all or substantially all of the foregoing objectives shall be deemed to fully satisfy Company’s obligations to use Commercially Reasonable Efforts under this Section 3.1.

3.2 Diligence Failures. [***].

3.3 Diligence Reports. Company shall provide all reports with respect to its obligations under Section 3.1 as set forth in Section 5.

4. PAYMENTS AND ROYALTIES

4.1 License Issue Fee. Company shall pay Hospital a non-refundable license issue fee in the amount of One Hundred Thousand U.S. Dollars ($100,000) within [***] of the Effective Date of this Agreement.

4.2 Patent Cost Reimbursement. Company shall reimburse Hospital for all reasonable and documented costs associated with the preparation, filing, prosecution and maintenance of all Patent Rights (“Patent Costs”). As of the Effective Date, Hospital has incurred approximately two hundred and eighty thousand dollars ($280,000.00) U.S. dollars in Patent Costs, which amount Company shall pay to Hospital in three semi-annual installments, with the first payment due within [***] of the Effective Date of this Agreement. Company shall pay to Hospital, or at Hospital’s request directly to patent counsel, all other Patent Costs within [***] of Company’s receipt of an invoice for such Patent Costs either from Hospital or Hospital’s patent counsel. Company agrees to indemnify, defend and hold Hospital harmless from and against any and all liabilities, damages, costs and expenses arising from the failure of Company to timely pay such invoices and Patent Costs. Hospital shall instruct patent counsel to provide copies to Hospital for Hospital’s administrative files of all invoices detailing Patent Costs which are sent directly to Company. If Company pays any Patent Costs directly, Company shall advise patent counsel that Hospital is and shall remain patent counsel’s client.

4.3 Annual License Fee; Annual Minimum Royalty.

(a)

Before First Commercial Sale. Prior to the First Commercial Sale, Company shall pay to Hospital the following non-refundable amounts as an annual license fee within [***] after each of the following anniversaries of the Effective Date of the License: The annual license fees shall be credited in full against any royalties subsequently due on Net Sales during the same calendar year:

(i)	[***];

(ii)	[***].

(b)

After First Commercial Sale. Following the First Commercial Sale, Company shall pay Hospital a non-refundable minimum annual royalty in the amount of [***] per year within [***] after each annual anniversary of the Effective Date occurring after the First Commercial Sale. The annual minimum royalty shall be credited in full against royalties subsequently due on Net Sales made during the same calendar year.

4.4 Milestone Payments. In addition to the payments set forth in Sections 4.1 through 4.3 above, Company shall pay Hospital milestone payments within [***] of the occurrence of the Milestone, as follows:

For each of the first three indications or Products, which shall each be payable a maximum of three times in total under the Agreement regardless of the total number of Products or indications progressed. For clarity, in the event Company [***]:

(a)	[***]

(b)	[***]

(c)	[***]

(d)	[***]

(e)	[***]

(f)	[***]

(g)	[***]

(h)	[***]

(i)	[***]

(j)	[***].

The Company shall be entitled to offset the milestone payments actually paid to Hospital against any amounts that the Company is required to pay to Hospital on account of non-royalty income that is paid to the Company for achievement of the exact same development milestone for the same Product.

4.5 Royalties and Sublicense Income.

(A)	Beginning with the First Commercial Sale by Company, its Affiliates and Sublicensees in the applicable country in the License Territory, Company shall pay Hospital:

(i)

During the term of any license granted under Section 2.1(a)(i), a royalty on the Net Sales of all Products and Processes the manufacture, use or sale of which is claimed or covered by a Valid Claim within the Patent Rights licensed to Company under Section 2.1(a)(i) for as long as such Valid Claim exists at the time of sale and in the applicable country of sale, as per the scale below:

Sales of up to [***]

Sales above [***]

Sales above [***]

And

(ii)

On a product-by-product and country-by-country basis, in the absence of a Valid Claim existing within the licensed Patent Rights under Section 2.1(a)(i) which claims or covers the manufacture, use or sale of the Product or Process at the relevant time and in the applicable country of manufacture, use or sale as described in subpart A(i) above, then, in lieu of the royalty described in subpart A(i) above, and in accordance with Section 2.1(a)(iii) and Section 10.1, running for a period not to exceed ten (10) years from the date of the First Commercial Sale in the applicable country, a royalty of [***] of the Net Sales of all such Products and Processes which employ Technological Information; provided, however that such royalty on Technological Information will only be payable if such Technological Information is directed specifically to the composition of matter or the applicable method of synthesis or use of a lead compound for which an IND was filed by Company.

(B) Royalties on annual Net Sales by Company, its Affiliates, and Sublicensees of Derived Products and/or Derived Processes will be payable at [***] of the rate payable for Products and Processes as applicable under subpart (A)(i) above. For clarity, the royalty rate shall range from [***] to [***] based on sales volume as in Section 4.5(A)(i).

(C)

On a product-by product and country-by-country basis, Company shall be entitled to reduce the royalty rates otherwise applicable under subpart A or B above on account of generic competition from which Company can demonstrate is of comparable quality and performance and have [***], provided that the applicable royalty rate for generic competition will not be reduced by more than [***] of the royalty due, in any reporting period.

(D) The royalty rate may be reduced by up to 50% for any royalty paid by Company to third parties for their patent rights wherein Company is required to obtain a license from such third party in order to manufacture, use or sell any Product or Process in any country of the License Territory to avoid infringing or misappropriating the intellectual property rights of such third party.

(E) For the avoidance of doubt, in no event, shall the royalty rate, when aggregated with any other offsets and credits allowed under this Agreement, be reduced to less than [***] of the royalty otherwise due under Part (A)(i) (A)(ii), C, or D, under this section 4.5, in any reporting period.

(F) The obligation to pay royalties under this Agreement will be imposed only once with respect to the same unit of product sold by Company, its Affiliates, or Sublicensees, provided, however, that the highest applicable royalty rate for such product shall apply.

(E) Company shall pay Hospital a percentage of Sublicense Income as follows, depending upon the stage of development of the relevant Product or Process when the Sublicense is granted:

(i) [***];

(ii) [***]; or

(iii) [***].

(F) All payments due to Hospital under this Section 4.5 shall be due and payable by Company within [***] after the end of each Reporting Period, and shall be accompanied by a report as set forth in Sections 5.3 and 5.4.

4.6 Equity. As partial consideration for the rights granted in this Agreement, upon Hospital’s execution and delivery to Company of a fully-executed copy of a Stock Issuance Agreement in the form prescribed by Company (a “Issuance Agreement”), Company shall issue to Hospital (a) within [***] of the Effective Date, that number shares of its common stock that equal [***] of Company’s fully-diluted shares on the Effective Date (the “Shares”), and (b) [***].

[***].

4.7 Board Seat and Co-Investment.

(a)

For so long as Hospital holds shares of Company stock and The Partners Innovation Fund (PIF) is not represented on Company’s Board of Directors, Company shall invite a representative of Hospital to attend all meetings of its Board of Directors in a nonvoting observer capacity; provided, however, that Hospital shall cause such representative to, and prior to the exercise of the rights contained in this Section 4.7 such representative shall enter into a written agreement with Company providing that such representative will, hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between Company and its counsel or result in disclosure of trade secrets or a conflict of interest. [***] and one or more of his collaborators shall be invited to serve as members on Company’s Scientific Advisory Board. The terms and conditions of such membership shall be set forth in a definitive written agreement in the form prescribed by Company.

(b)	[***].

4.8 Form of Payment. All payments due under this Agreement shall be drawn on a United States bank and shall be payable in United States dollars. Each payment shall reference this Agreement and its Agreement Number and identify the obligation under this Agreement that the payment satisfies. Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the United States, as reported in The Wall Street Journal, on the last working day of the applicable Reporting Period. Such payments shall be without deduction of exchange, collection or other charges, and, specifically, without deduction of withholding or similar taxes or other government imposed fees or taxes, except as permitted in the definition of Net Sales.

Checks for all payments due to the Hospital under this Agreement shall be made payable to the Hospital and addressed as set forth below:

Massachusetts General Hospital

BOA-Lockbox Services

PCSR Lockbox #[***]

MA5-527-02-07

2 Morrissey Blvd

Dorchester, MA 02125

Reference Agreement #: [***]

Payments via wire transfer should be made as follows:

ACH Credit: ABA # [***]

Federal Reserve Wire: [***]

SWIFT Code: [***]

Account #[***]

Massachusetts General Hospital

Bank of America

100 Federal Street

Boston, MA 02110

Reference Agreement #: [***]

4.9 Overdue Payments. The payments due under this Agreement shall, if overdue, bear interest beginning on the first day following the Reporting Period to which such payment was incurred and until payment thereof at a per annum rate equal to [***] above the prime rate in effect on the due date as reported by The Wall Street Journal, [***], not to exceed the maximum permitted by law. Any such overdue payments when made shall be accompanied by all interest so accrued. Said interest and the payment and acceptance thereof shall not preclude Hospital from exercising any other rights it may have as a consequence of the lateness of any payment.

5. REPORTS AND RECORDS

5.1 Diligence Reports. Within [***] after the end of each calendar year, Company shall report in writing to Hospital on progress made toward the objectives set forth in Section 3.1 during such preceding 12 month period, including, without limitation, progress on research and development, status of applications for regulatory approvals, manufacturing, sublicensing and the number of sublicenses entered into and marketing.

5.2 Milestone Achievement Notification. Company shall report to Hospital the dates on which it achieves the milestones set forth in Section 4.4 within [***] of each such occurrence.

5.3 Sales Reports. Company shall report to Hospital the date of the First Commercial Sale in each country of the License Territory within [***] of each such occurrence. Following the First Commercial Sale, Company shall deliver reports to Hospital within [***] after the end of each Reporting Period. Each report under this Section 5.4 shall have substantially the format outlined in Appendix C, shall be certified as correct by an officer of Company and shall contain at least the following information as may be pertinent to a royalty accounting hereunder for the immediately preceding Reporting Period:

(a)	the number of Products and Processes Sold by Company, its Affiliates and Sublicensees in each country;

(b)

the amounts billed, invoiced and received by Company, its Affiliates and Sublicensees for each Product and Process, in each country, and total billings or payments due or made for all Products and Processes;

(c)	calculation of Net Sales for the applicable Reporting Period in each country, including an itemized listing of permitted offsets and deductions;

(d)	total royalties payable on Net Sales in U.S. dollars, together with the exchange rates used for conversion; and

(e)	any other payments due to Hospital under this Agreement.

If no amounts are due to Hospital for any Reporting Period, the report shall so state.

5.4 Sublicense Income Reports. Company shall, along with delivering payment as set forth in Section 4.6, report to Hospital within [***] of receipt the amount of all Sublicense Income received by Company, and Company’s calculation of the amount due and paid to Hospital from such income, including an itemized listing of the source of income comprising such consideration, and the name and address of each entity making such payments in substantially the format outlined in Appendix D.

5.5 Audit Rights. Company shall maintain, and shall cause each of its Affiliates and Sublicensees to maintain, complete and accurate records relating to the rights and obligations under this Agreement and any amounts payable to Hospital in relation to this Agreement, which records shall contain sufficient information to permit Hospital and its representatives to confirm the accuracy of any payments and reports delivered to Hospital and compliance in all other respects with this Agreement. Company shall retain and make available, and shall cause each of its Affiliates and Sublicensees to retain and make available, such records for at least [***] following the end of the calendar year to which they pertain, to Hospital and/or its representatives and upon at least [***] advance written notice, for inspection during normal business hours, to verify any reports and payments made and/or compliance in other respects under this Agreement. If any examination conducted by Hospital or its representatives pursuant to the provisions of this Section show an underreporting or underpayment of [***] or more in any payment due to Hospital hereunder, Company shall bear the full cost of such audit and shall remit any amounts due to Hospital (including interest due in accordance with Section 4.7) within [***] of receiving notice thereof from Hospital.

6. PATENT PROSECUTION AND MAINTENANCE

6.1 Prosecution. Hospital shall be responsible for the preparation, filing, prosecution and maintenance of all patent applications and patents included in Patent Rights through patent counsel reasonably acceptable Company. Company shall reimburse Hospital for Patent Costs incurred by Hospital prior to the Effective Date relating thereto in accordance with Section 4.2.

6.2 Copies of Documents. With respect to any Patent Right licensed hereunder, Hospital shall instruct the patent counsel prosecuting such Patent Right to (i) copy Company on patent prosecution documents that are received from or filed with the United States Patent and Trademark Office and foreign equivalent, as applicable; (ii) provide Company with copies of draft submissions to the USPTO and foreign equivalent, as applicable, prior to filing; and (iii) give consideration to the comments and requests of Company or its patent counsel.

6.3 Hospital’s Election Not to Proceed. Hospital, will not, without prior written notice Company, abandon any patent application or patent with the Patent Rights. In the event Hospital, in its sole discretion, determines not to prepare, file, prosecute or maintain any patent application or patent within the Licensed Patents in any country in the Territory, Hospital will promptly notify Company thereof, and Company will have the right, at its own expense to prepare, file, prosecute and maintain any patent application or patent in such country in the name of Hospital. If Company fails to assume control of preparation, filing, prosecution and maintenance of such patent application or patent in Patent Rights or if Company otherwise elects to surrender any patent application or patent in Patent Rights in any country upon [***] prior written notice to Hospital, Hospital shall be relieved of its obligations regarding such surrendered patent application or patent under Section 6.2 below and Company shall be relieved of the obligation to reimburse Hospital for future patent expenses with respect to such surrendered patent application or patent; provided, that, Company shall continue to have the obligation to reimburse Hospital for patent expenses incurred in connection with that patent application or patent prior to the expiration of the [***] notice. For purposes of clarity, in the event Company elects to surrender or abandon any patent application or patent in Patent Rights, such application or patent will be excluded from the definition of Rights Hospital shall be free to license its rights to that particular U.S. or foreign patent application or patent to any other party on any terms.

6.4 Confidentiality of Prosecution and Maintenance Information. Company and Hospital each hereby agrees to treat all information received from the other related to prosecution and maintenance of Patent Rights as Confidential Information in accordance with the provisions of Appendix E.

7. THIRD PARTY INFRINGEMENT AND LEGAL ACTIONS

7.1 Company Right to Prosecute. Company will have the first right, but not the obligation, to protect the Patent Rights from infringement and prosecute infringers when, in its sole judgment, such action may be reasonably necessary, proper and justified. If Company shall have supplied Hospital with written evidence demonstrating to Hospital’s reasonable satisfaction prima facie infringement of a claim of a Patent Right in the License Field in the License Territory by a third party which poses a material threat to Company’s rights under this Agreement, Company may by notice request Hospital to cooperate with Company to take steps to protect such Patent Right.

7.2 Hospital Right to Prosecute. In the event Company notifies Hospital that Company does not intend to prosecute infringement identified under Section 7.1, Hospital may, upon notice to Company, initiate legal proceedings against the infringer at Hospital’s expense with respect to a claim of a Patent Right in the License Field in the License Territory. Before commencing such action, Hospital and, as applicable, any Affiliate, shall consult with Company , concerning, among other things, Hospital’s standing to bring suit, the advisability of bringing suit, the selection of counsel and the jurisdiction for such action (provided Hospital must have Company’s prior written consent with respect to selection of jurisdiction for any action in which Company may be joined as a party-plaintiff) and shall use reasonable efforts to accommodate the views of Company regarding the proposed action, including without limitation with respect to potential effects on the public interest. Hospital shall be responsible for all costs, expenses and liabilities in connection with any such action and shall indemnify and hold Company harmless therefrom, regardless of whether Company is a party-plaintiff, except for the expense of any independent counsel retained by Company in accordance with Section 7.5 below.

7.3 Company Joined as Party-Plaintiff. If Hospital elects to commence an action as described in Section 7.2 above, Company shall have, in its sole discretion, the option to join such action as a party-plaintiff. If Company is required by law to join such action as a party-plaintiff, Company may either, in its sole discretion, permit itself to be joined as a party-plaintiff at the sole expense of Company.

7.4 Notice of Actions; Settlement. Each Party shall promptly inform the other Party of any action or suit relating to Patent Rights and shall not enter into any settlement, consent judgment or other voluntary final disposition of any action relating to Patent Rights, including but not limited to appeals, without the prior written consent of Company.

7.5 Cooperation. Each Party agrees to cooperate reasonably in any action under Section 7 which is controlled by the other Party, provided that the controlling party reimburses the cooperating party for any costs and expenses incurred by the cooperating party in connection with providing such assistance, except for the expense of any independent counsel retained by the cooperating party in accordance with this Section 7.5.Such controlling party shall keep the cooperating party informed of the progress of such proceedings and shall make its counsel available to the cooperating party. The cooperating party shall also be entitled to independent counsel in such proceedings but at its own expense, said expense to be offset against any damages received by the Party bringing suit in accordance with Section 7.6.

7.6 Recovery. Any award paid by third parties as the result of such proceedings (whether by way of settlement or otherwise) shall first be applied to reimbursement of any legal fees and expenses incurred by either Party and then the remainder shall be divided between the Parties as follows:

(a)	(i) [***]; and

(ii)	[***]; and

(b)	[***].

7.7 Additional IP. [***].

[***].

8. INDEMNIFICATION AND INSURANCE

8.1 Indemnification.

(a)

Company shall indemnify, defend and hold harmless Hospital and its Affiliates and their respective trustees, directors, officers, medical and professional staff, employees, and agents and their respective successors, heirs and assigns (the “Indemnitees”), against any liability, damage, loss or expense (including reasonable attorney’s fees and expenses of litigation) incurred by or imposed upon the Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments arising out of any theory of product liability (including, but not limited to, actions in the farm of contract, tort, warranty, or strict liability) concerning any Product, Process made, used, or sold or performed pursuant to any right or license granted to Company under this Agreement, except to the extent that such liability, damage, loss or expense result from the gross negligence, wilful misconduct or breach of any of the provisions of this Agreement on the part of any of the Indemnities.

(b)

Company agrees, at its own expense, to provide attorneys reasonably acceptable to the Hospital to defend against any actions brought or filed against any party indemnified hereunder with respect to the subject of indemnity contained herein; provided, however, that any Indemnitee shall have the right to retain its own counsel, at the expense of Company, if representation of such Indemnitee by counsel retained by Company would be inappropriate because of conflict of interests of such Indemnitee and any other party represented by such counsel. Company agrees to keep Hospital informed of the progress in the defense and disposition of such claim and to consult with Hospital prior to any proposed settlement.

(c)	This section 8.1 shall survive expiration or termination of this Agreement.

8.2 Insurance.

(a)

Beginning at such time as any such Product or Process is being commercially distributed, sold, leased or otherwise transferred, or performed or used (other than for the purpose of obtaining regulatory approvals), by Company, an Affiliate or Sublicensee, Company shall, at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than $[***] per incident and $[***] annual aggregate and naming the Indemnitees as additional insureds. Such commercial general liability insurance shall provide (i) product liability coverage and (ii) broad form contractual liability coverage for

Company’s indemnification under Section 8.1 of this Agreement. If Company elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of $[***] annual aggregate) such self-insurance program must be acceptable to the Hospital and the Risk Management Foundation. The minimum amounts of insurance coverage required under this Section 8.2 shall not be construed to create a limit of Company’s liability with respect to its indemnification under Section 8.1 of this Agreement.

(b)

Company shall provide Hospital with written evidence of such insurance upon request of Hospital. Company shall provide Hospital with written notice at least [***] prior to the cancellation, non-renewal or material change in such insurance; if Company does not obtain replacement insurance providing comparable coverage prior to the expiration of such [***] period, Hospital shall have the right to terminate this Agreement effective at the end of such [***] period without notice or any additional waiting periods.

(c)

Company shall maintain such commercial general liability insurance beyond the expiration or termination of this Agreement during (i) the period that any such Product or Process is being commercially distributed, sold, leased or otherwise transferred, or performed or used (other than for the purpose of obtaining regulatory approvals), by Company or by a licensee, affiliate or agent of Company and (ii) a reasonable period after the period referred to in (c) (i) above which in no event shall be less than [***].

(d)	This section 8.2 shall survive expiration or termination of this Agreement.

9. DISCLAIMER OF WARRANTIES; LIMITATION OF LIABILITY

9.1 Title to Patent Rights. Hospital is an owner by assignment from [***] of the Patent Rights and has the sole authority to enter this Agreement, and to license the Patent Rights to Company hereunder. Hospital hereby represents and warrants to Company that, as between Hospital and the Co-Owners, pursuant to the terms and conditions of the IAAs, Hospital has exclusive agency to license the Patent Rights and all Co-Owners have agreed that Hospital has the sole legal right and authority to grant licenses under the ownership interests of the Co-Owners in the Patent Rights on behalf of all Co-Owners, and that no Co-Owner (other than Hospital) is permitted to grant to any third party any license under its rights in the Patent Rights, and that, to the best of Hospital’s knowledge as of the Effective Date, there is no encumbrance, lien or restriction or retained or reserved rights of any Co-Owners (other than the reserved academic rights as set forth in Section 2.3 of this Agreement) or of any third party that would conflict or interfere with the exclusive license rights granted to Company hereunder.

To the best of Hospital’s Innovation Office’s knowledge as of the Effective Date, (a) Hospital has not received written notice from a third party of any pending or threatened legal action or proceeding asserting that the use of the Patent Rights as contemplated by the License to be granted hereunder does or would infringe or misappropriate the intellectual property rights of any third party; (b) Hospital has not granted a license in, to or under, or any option or other right to Patent Rights that would conflict or interfere with the rights granted to Company under the License, and (c) the execution, delivery and performance of the License does not conflict with, or constitute a breach of, any order, judgment or agreement to which Hospital is a party.

9.2 No Warranties. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 9.1, HOSPITAL MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, CONCERNING THE PATENT RIGHTS AND THE RIGHTS GRANTED HEREUNDER, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, VALIDITY OF PATENT RIGHTS CLAIMS, WHETHER ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AND HEREBY DISCLAIMS THE SAME. SPECIFICALLY, AND NOT TO LIMIT THE FOREGOING, HOSPITAL MAKES NO WARRANTY OR REPRESENTATION (i) REGARDING THE VALIDITY OR SCOPE OF ANY OF THE CLAIM(S), WHETHER ISSUED OR PENDING, OF ANY OF THE PATENT RIGHTS, AND (ii) THAT THE EXPLOITATION OF THE PATENT RIGHTS OR ANY PRODUCT WILL NOT INFRINGE ANY PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF HOSPITAL OR OF ANY THIRD PARTY.

9.3 Limitation of Liability. IN NO EVENT SHALL HOSPITAL OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE TRUSTEES, DIRECTORS, OFFICERS, MEDICAL OR PROFESSIONAL STAFF, EMPLOYEES AND AGENTS BE LIABLE TO LICENSEE OR ANY OF ITS AFFILIATES, SUBLICENSEES OR DISTRIBUTORS FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND ARISING IN ANY WAY OUT OF THIS AGREEMENT OR THE LICENSE OR RIGHTS GRANTED HEREUNDER, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, INCLUDING WITHOUT LIMITATION ECONOMIC DAMAGES OR INJURY TO PROPERTY OR LOST PROFITS, REGARDLESS OF WHETHER HOSPITAL SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.

10. TERM AND TERMINATION

10.1 Term. The term of this Agreement shall commence on the Effective Date and shall remain in effect until the later of:

(a)	the date on which all issued patents and filed patent applications within the Patent Rights with any Valid Claim covering the Product or Process have expired or been abandoned, and

(b)	ten (10) years after the First Commercial Sale of the last Product or Process for which a royalty is due under Section 4.5(A)(ii);

unless this Agreement is terminated earlier in accordance with any of the other provisions of Section 10.

10.2 Termination for Failure to Pay. If Company fails to make any payment due hereunder, Hospital shall have the right to terminate this Agreement upon [***] written notice, unless Company makes such payments plus any interest due, as set forth in Section 4.7, within said [***] notice period. If payments are not made, Hospital may immediately terminate this Agreement at the end of said [***] period. Company shall be entitled to only one such cure period in a calendar year; for a second failure to make payment on time, Hospital shall have the right to terminate this Agreement immediately upon written notice.

10.3 Termination for Insurance and Insolvency.

(a)	Insurance. Hospital shall have the right to terminate this Agreement in accordance with Section 8.2(b) if Company fails to maintain the insurance required by Section 8.2.

(b)

Insolvency and other Bankruptcy Related Events. Hospital shall have the right to terminate this Agreement immediately upon written notice to Company with no further notice obligation or opportunity to cure if: (i) Company passes a resolution for voluntary winding up, or a dissolution, winding-up or liquidation proceeding is initiated against it and not set aside within [***]; (ii) a receiver or liquidator is appointed for the Company and has not been removed within [***]; or (iii) Company makes an assignment for the benefit of creditors.

10.4 Termination for Non-Financial Default. If Company, any of its Affiliates or any Sublicensee shall default in the performance of any of its other material obligations under this Agreement not otherwise covered by the provisions of Section 10.2 and 10.3, and if such default has not been cured within [***] after notice by Hospital in writing of such default, or to provide a reasonably acceptable plan to cure such breach, Hospital may immediately terminate this Agreement, and/or any license granted hereunder with respect to the country or countries in which such default has occurred, at the end of said [***] cure period. Hospital shall also have the right to terminate this Agreement and/or any such license immediately, upon written notice, in the event of repeated defaults, even if cured within such [***] periods. Hospital shall have no further obligations hereunder.

10.5 Challenging Validity. During the term of this Agreement, Company shall not challenge, and shall restrict Company Affiliates and Sublicensees from challenging, the validity of the Patent Rights and in the event of any breach of this provision Hospital shall have the right to terminate this Agreement and any license granted hereunder immediately.

10.6 Termination by Company. Company shall have the right to terminate this Agreement for any reason or merely for convenience by giving [***] advance written notice to Hospital and upon such termination shall immediately cease all use and Sales of Products and Processes, except as otherwise expressly set forth under Section 10.8 or 10.9.

10.7 Effect of Termination on Sublicenses. If this Agreement is terminated for any reason, all outstanding sublicenses not in default will be assigned by Company to Hospital. The assigned sublicenses will remain in full force and effect with the Hospital as the licensor or sublicensor instead of Company; provided, however, that the duties of the Hospital under the assigned sublicenses will not be greater than the duties of the Hospital under this Agreement, and the rights of the Hospital under the assigned sublicenses will not be less than the rights of the Hospital under this Agreement, including all rights to receive financial consideration and other rights of the Hospital.

10.8 Effects of Termination of Agreement. Upon termination of this Agreement or any of the licenses hereunder for any reason, (i) final reports in accordance with Section 5 shall be submitted to Hospital and (ii) all royalties and other payments, including without limitation any unreimbursed Patent Costs, accrued or due to Hospital as of the termination or expiration date shall become immediately due and payable and (iii) all obligations of the parties shall cease, except those that expressly survive termination or expiration of the License. Company shall cease, and shall cause its Affiliates and Sublicensees to cease under any sublicense granted by Company, all Sales and uses of Products and Processes upon such termination, subject to Section 10.9. The termination or expiration of this Agreement or any license granted hereunder shall not relieve Company, its Affiliates or Sublicensees of obligations arising before such termination or expiration.

[***].

10.9 Inventory. Upon early termination of this Agreement other than for Company default, Company, Company Affiliates and Sublicensees may complete and sell any work-in-progress and inventory of Products that exist as of the effective date of termination provided that (i) Company pays Hospital the applicable running royalty or other amounts due on such Net Sales in accordance with the terms and conditions of this Agreement, and (ii) Company, Company Affiliates and Sublicensees shall complete and sell all work-in-progress and inventory of Products within six (6) months after the effective date of termination. Upon expiration of this Agreement, Company shall pay to Hospital the royalties set forth in Section 4.5(a) for Sales of any Product that was in inventory or was a work-in-progress on the date of expiration of the Agreement.

11. COMPLIANCE WITH LAW

11.1 Compliance. Company shall have the sole obligation for compliance with, and shall ensure that any Affiliates and Sublicensees comply with, all government statutes and regulations that relate to Products and Processes, including, but not limited to, those of the Food and Drug Administration and the Export Administration, as amended, and any applicable laws and regulations of any other country in the License Territory. Company agrees that it shall be solely responsible for obtaining any necessary licenses to export, re-export, or import Products or Processes covered by Patent Rights and/or Confidential Information. Company shall indemnify and hold harmless Hospital for any breach of Company’s obligations under this Section 11.1.

11.2 Patent Numbers. Company shall cause all Products sold in the United States to be marked with all applicable U.S. Patent Numbers, to the full extent required by United States law. Company shall similarly cause all Products shipped to or sold in any other country to be marked in such a manner as to conform with the patent laws and legal requirements of such country.

12. MISCELLANEOUS

12.1 Entire Agreement. This Agreement constitutes the entire understanding between the Parties with respect to the subject matter hereof.

12.2 Notices. Any notices, reports, waivers, correspondences or other communications required under or pertaining to this Agreement shall be in writing and shall be delivered by hand, or sent by a reputable overnight mail service (e.g., Federal Express), or by first class mail (certified or registered), or by facsimile confirmed by one of the foregoing methods, to the other party. Notices will be deemed effective (a) three (3) working days after deposit, postage prepaid, if mailed, (b) the next day if sent by overnight mail, or (c) the same day if sent by facsimile and confirmed as set forth above or delivered by hand. Unless changed in writing in accordance with this Section, the notice address for Hospital shall be as follows:

Director, Innovation

The General Hospital Corporation

101 Huntington Avenue, 4th Floor

Boston, MA 02199

Fax No. [***]

12.3 Amendment; Waiver. This Agreement may be amended and any of its terms or conditions may be waived only by a written instrument executed by an authorized signatory of the Parties or, in the case of a waiver, by the Party waiving compliance. The failure of either Party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either Party of any condition or term shall be deemed as a further or continuing waiver of such condition or term or of any other condition or term.

12.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective permitted successors and assigns.

12.5 Assignment. Company shall not assign this Agreement or any of its rights or obligations under this Agreement without the prior written consent of Hospital; provided, however, that if Company has fulfilled its diligence obligations as set forth in Section 3, no such consent will be required to assign this Agreement to an Affiliate of Company or to a successor of the Company’s business or assets to which this Agreement pertains or to a purchaser of substantially all of the Company’s assets related to this Agreement, so long as such successor or purchaser shall agree in writing to be bound by all of the terms and conditions hereof prior to such assignment. Company shall notify Hospital in writing of any such assignment and provide a copy of all assignment documents and related agreements to Hospital within [***] of such assignment. Failure of an assignee to agree to be bound by the terms hereof or failure of Company to notify Hospital and provide copies of assignment documentation shall be grounds for termination of this Agreement for default. Further, neither any rights granted under this Agreement, nor any sublicense, may be assigned by any Sublicensee without the prior written consent of Hospital, such consent not to be unreasonably withheld by Hospital.

12.6 Force Majeure. Neither Party shall be responsible for delays resulting from causes beyond the reasonable control of such Party, including without limitation fire, explosion, flood, war, sabotage, strike or riot, provided that the nonperforming Party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

12.7 Use of Name. Unless required by law, applicable regulation or court order, neither Party shall use the name of the other Party or of any trustee, director, officer, staff member, employee, student or agent of the other Party or any adaptation thereof in any advertising, promotional or sales literature, publicity or in any document employed to obtain funds or financing without the prior written approval of the Party or individual whose name is to be used. For Hospital, such approval shall be obtained from Hospital’s VP of Public Affairs.

12.8 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of a United States jurisdiction, to be determined by the mutual agreement of the Parties as may be appropriate given the contacts with the relevant jurisdictions and the involvement of any rights of other Co-Owners, excluding with respect to conflict of laws, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted.

12.9 Hospital Policies. Company acknowledges that Hospital’s employees and medical and professional staff members and the employees and staff members of Hospital’s Affiliates are subject to the applicable policies of Hospital and such Affiliates, including, without limitation, policies regarding conflicts of interest, intellectual property and other matters. Company shall provide Hospital with any agreement it proposes to enter into with any employee or staff member of Hospital or any of Hospital’s Affiliates for Hospital’s prior review and shall not enter into any oral or written agreement with such employee or staff member which conflicts with any such policy. Hospital shall provide Company, at Company’s request, with copies of any such policies applicable to any such employee or staff member.

12.10 Severability. If any provision(s) of this Agreement are or become invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then current applicable law from time to time in effect during the term hereof, it is the intention of the parties that the remainder of this Agreement shall not be effected thereby. It is further the intention of the parties that in lieu of each such provision which is invalid, illegal or unenforceable, there be substituted or added as part of this Agreement a provision which shall be as similar as possible in economic and business objectives as intended by the parties to such invalid, illegal or enforceable provision, but shall be valid, legal and enforceable.

12.11 Survival. In addition to any specific survival references in this Agreement, Sections 1, 2.4, 4.2, 4.6, 4.7, 5.3, 5.4, 5.5, 6.4, 8.1, 8.2, 9.2, 9.3, 10.7, 10.8, 10.9, 12.1, 12.2, 12.3, 12.4, 12.7, 12.8, 12.9, 12.10, 12.11, 12.12 and 12.13 shall survive termination or expiration of this Agreement. Any other rights, responsibilities, obligations, covenants and warranties which by their nature should survive this Agreement shall similarly survive and remain in effect.

12.12 Interpretation. The parties hereto are sophisticated, have had the opportunity to consult legal counsel with respect to this transaction and hereby waive any presumptions of any statutory or common law rule relating to the interpretation of contracts against the drafter.

12.13 Headings. All headings are for convenience only and shall not affect the meaning of any provision of this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date first written above.

KEROS THERAPEUTICS, INC.		MASSACHUSETTS GENERAL HOSPITAL

BY:	/s/ Jasbir Seehra Ran Nussbaum	BY:	/s/ [***]
	Name: Jasbir Seehra Ran Nussbaum		Name: [***]
TITLE:	CEO Director	TITLE:	Director, Innovation
DATE:	April 5th, 2016	DATE:	April 5th, 2016

Appendix A

DESCRIPTION OF PATENT RIGHTS

[***]

Remainder of page intentionally left blank

Appendix B

DESCRIPTION OF TECHNOLOGICAL INFORMATION

Appendix C

SALES REPORTS

AGREEMENT INCOME REPORT	Royalty Income

MGH Agreement # -

Licensee -

Sub-Licensee -

Separate reports must be filed for:

1. Each Product sold.

2. Each country of sale, if different deductions or royalty rates apply.

Product Name:

Report Time Period:

From	mm/dd/yyyy

To	mm/dd/yyyy

Country of Sale

Quantity Sold

Gross Sales (USD)	$	$	$

Exchange Rate

Deductions (Itemize)

Please list each deduction separately. Use same definition as appears in Agreement and include the contract paragraph as a reference (Std Section 1.17(a)(ii) line item deductions listed below).

A1.

A2.

A3.

A4.

B.

Total Deductions	( )	( )	( )

Net Sales

Royalty Percentage

Credits (itemize)	( )	( )	( )

Royalties Due	$	$	$

PLEASE ATTACH DETAIL SALES REPORTS AS REQUIRED

Appendix D

AGREEMENT INCOME REPORT	Sublicense Income

MGH Agreement # -

Licensee -

Sub-Licensee -

Separate reports must be filed for Payments associated with each Product:

Product Name:

Report Time Period:

From	mm/dd/yyyy

To	mm/dd/yyyy

Detailed Explanation of Payment

Required for “Other Payment”

Annual Fees/Minimum Royalties	$

Milestone Payments	$

Sublicense Fees and Royalties	$

Other Payment	$

Other Payment	$

Other Payment	$

TOTAL	$

PLEASE ATTACH DETAIL AS REQUIRED

Appendix E

CONFIDENTIALITY TERMS AND CONDITIONS

1. Definition of Confidential Information. “Confidential Information” shall mean any information, including but not limited to data, techniques, protocols or results, or business, financial, commercial or technical information, disclosed by one Party ( each a “Discloser” as applicable) to the other Party (each a “Recipient” as applicable) in connection with the terms of that certain Exclusive License Agreement dated ____________________ (the “License Agreement”) and identified as confidential at the time of disclosure (the “Purpose”). Hospital’s Confidential Information shall also include all information disclosed by Hospital to Company in connection with the Patent Rights. Capitalized terms used in this Appendix that are not otherwise defined herein have the meanings ascribed in the License Agreement to which this Appendix is attached and made a part thereof

2. Exclusions. “Confidential Information” under this Agreement shall not include any information that (i) is or becomes publicly available through no wrongful act of Recipient; (ii) was known by Recipient prior to disclosure by Discloser, as evidenced by tangible records; (iii) becomes known to Recipient after disclosure from a third party having an apparent bona fide right to disclose it; (iv) is independently developed or discovered by Recipient without use of Discloser’s Confidential Information, as evidenced by tangible records; or (v) is disclosed to another party by Discloser without restriction on further disclosure. The obligations of confidentiality and non-use set forth in this Agreement shall not apply with respect to any information that Recipient is required to disclose or produce pursuant to applicable law, court order or other valid legal process provided that Recipient promptly notifies Discloser prior to such required disclosure, discloses such information only to the extent so required and cooperates reasonably with Discloser’s efforts to contest or limit the scope of such disclosure.

3. Permitted Purpose. Recipient shall have the right to, and agrees that it will, use Discloser’s Confidential Information solely for the Purpose as described in the License Agreement, except as may be otherwise specified in a separate definitive written agreement negotiated and executed between the parties.

4. Restrictions. For the term of the License Agreement and a period of seven (7) years thereafter (and indefinitely with respect to any individually identifiable health information disclosed by Hospital to Company, if any), each Recipient agrees that: (i) it will not use such Confidential Information for any purpose other than as specified herein, including without limitation for its own benefit or the benefit of any other person or entity; and (ii) it will use reasonable efforts (but no less than the efforts used to protect its own confidential and/or proprietary information of a similar nature) not to disclose such Confidential Information to any other person or entity except as expressly permitted hereunder. Recipient may, however, disclose Discloser’s Confidential Information only on a need-to-know basis to its and its Affiliates employees, staff members and agents (“Receiving Individuals”) who are directly participating in the Purpose and who are informed of the confidential nature of such information, provided Recipient shall be responsible for compliance by Receiving Individuals with the terms of this Agreement and any breach thereof. Each party further agrees not to use the name of the other party or any of its Affiliates or any of their respective trustees, directors, officers, staff members, employees, students or agents in any advertising, promotional or sales literature, publicity or in any document employed to obtain funds or financing without the prior written approval of the party or individual whose name is to be used, in the case of Hospital such approval to be given by the Public Affairs Department. This Section 4 shall survive termination or expiration of this Agreement.

5. Right to Disclose. Discloser represents that to the best of its knowledge it has the right to disclose to each Recipient all of Discloser’s Confidential Information that will be disclosed hereunder.

6. Ownership. All Confidential Information disclosed pursuant to this Agreement, including without limitation all written and tangible forms thereof, shall be and remain the property of the Discloser. Upon termination of this Agreement, if requested by Discloser, Recipient shall return or destroy at Discloser’s discretion all of Discloser’s Confidential Information, provided that Recipient shall be entitled to keep one copy of such Confidential Information in a secure location solely for the purpose of determining Recipient’s legal obligations hereunder.

7. No License. Nothing in this Agreement shall be construed as granting or conferring, expressly or impliedly, any rights by license or otherwise, under any patent, copyright, or other intellectual property rights owned or controlled by Discloser relating to Confidential Information, except as specifically set forth in the License Agreement.

8. Remedies. Each party acknowledges that any breach of this Agreement by it may cause irreparable harm to the other party and that each party is entitled to seek injunctive relief and any other remedy available at law or in equity.

9. General. These Confidentiality Terms and Conditions, along with the License Agreement, contain the entire understanding of the parties with respect to the subject matter hereof, and supersede any prior oral or written understandings between the parties relating to confidential treatment of information. Sections 1, 2, 4, 6, 8 and 9 of these Confidentiality Terms and Conditions shall survive any expiration or termination of the License Agreement.

Appendix F

Brief Financing and Commercial Development Plans

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE KEROS THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO KEROS THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

AMENDMENT #1

This Amendment (“Amendment #1”) is entered into as May 12, 2017 (the “Amendment #1 Effective Date”) by and between Keros Therapeutics, Inc., a Delaware corporation, having a principal place of business at 3 Lincoln Te1rnce, Lexington, MA 02421 (“Company”), and The Brigham and Women’s Hospital, Inc., a not-for-profit Massachusetts corporation, located at 75 Francis Street, Boston, MA 02115 (“Hospital”), each referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Company and Hospital are parties to that certain Amended and Restated Exclusive Patent License Agreement, effective as of April 6, 2016, as amended by that Consent and Amendment entered into as of May 12, 2017 (such agreement as so amended, the “Agreement #1”);

WHEREAS, in accordance with Section 12.3 of the Agreement, the Parties with to clarify the list of Patent Rights;

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties agree as follows:

AGREEMENT

1.	All capitalized terms used, but not defined, in this Amendment shall have the meaning set forth in the Agreement.

2.	Appendix A to the Agreement is hereby replaced with Appendix A attached to this Amendment.

3.

Except as amended by this Amendment, the Agreement shall remain in full force and effect. After the Amendment Effective Date, every reference in the Agreement to the “Agreement #1” shall mean the Agreement as amended by this Amendment.

4.

This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures provided by facsimile transmission or in AdobeTM Portable Document Format (PDF) sent by electronic mail shall be deemed to be original signatures.

[SIGNATURE PAGE FOLLOWS]

1.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Effective Date first written above.

THE BRIGHAM AND WOMEN’S HOSPITAL, INC.		KEROS THERAPEUTICS, INC.

By:	/S/ [***]	By:	/S/ Jasbir. S. Seehra
Title:	Associate Director	Title:	CEO
Name:	[***]	Name:	Jasbir S. Seehra

Signature Page to the Consent and Amendment

Appendix A

DESCRIPTION OF PATENT RIGHTS

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE KEROS THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO KEROS THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

AMENDMENT #2

MGH Agreement No: [***]

This Amendment (“Amendment #2”) is entered into as of February 23, 2018 (the “Amendment #2 Effective Date”) by and between Keros Therapeutics, Inc., a Delaware corporation, having a principal place of business at 99 Hayden Avenue, Suite 120, Building E,. Lexington, MA 02421 (“Company”), and The General Hospital Corporation, d/b/a Massachusetts General Hospital, a not-for-profit Massachusetts corporation, having a principal place of business at 55 Fruit St., Boston, MA 02114 (“Hospital”), each referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Company and Hospital are Parties to that certain Amended and Restated Exclusive Patent License Agreement, .effective as of April 6, 2016, as amended by that Consent and Amendment (Amendment #1) entered into as of May 12, 2017 (such agreement as so amended, the “Agreement”);

WHEREAS, in accordance with Section 12.3 of the Agreement, the Parties wish to clarify the list of Patent Rights;

WHEREAS, in accordance with Section 6.3 of the Agreement, Company elected to surrender a subset of patent applications or patents (“Abandoned Patent Rights” in Appendix B) and such patent applications or patents shall no longer be included as part of the Patent Rights under Amendment #2 effective as of February 23, 2018, provided, that, Company shall continue to have the obligation to reimburse Hospital for patent expenses incurred in connection with Abandoned Patent Rights prior to the expiration of the sixty (60) day notice, effective up to April 24, 2018.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties agree as follows:

AGREEMENT

1.	All capitalized terms used, but not defined, in this Amendment #2 shall have the meaning set forth in the Agreement.

2.	Appendix A to the Agreement is hereby replaced with Appendix A attached to this Amendment #2.

3.

Except as amended by this Amendment #2, the Agreement shall remain in full force and effect. After the Amendment #2 Effective date, every reference in the Agreement shall mean the Agreement as amended by this Amendment.

4.

This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures provided by facsimile transmission or in AdobeTM Portable Document Format (PDF) sent by electronic mail shall be deemed to be original signatures.

5.	IN WITNESS WHEREOF, the Parties have caused this Amendment #2 to be executed by their duly authorized representatives as of the Amendment #2 Effective Date.

1

THE GENERAL HOSPITAL CORPORATION, INC.		KEROS THERAPEUTICS, INC.

By:	/s/ [***]	By:	/s/ Jasbir. S. Seehra
Name:	[***]	Name:	Jasbir S. Seehra, Ph.D.
Title:	Director	Title:	President and CEO
Date:	June 13, 2018	Date:	June 6, 2018

2

Appendix A

Description of Patent Rights

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3

Appendix A (Continued)

Description of Patent Rights

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4

Appendix B

Description of Abandoned Patent Rights

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5